UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 11, 2014

HOUGHTON MIFFLIN HARCOURT COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36166 (Commission File No.)	27-1566372 (IRS Employer Identification No.)

222 Berkeley Street Boston, MA (Address of principal executive offices)	02116 (Zip Code)

(617) 351-5000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

Houghton Mifflin Harcourt Company (the “Company”) prepared a statement to be issued December 12, 2014. The statement is attached as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statements.

In connection with the Company’s 2015 annual stockholders meeting, the Company will file documents with the Securities and Exchange Commission (the “SEC”), including a proxy statement. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at: http://www.sec.gov.  Copies of the documents filed with the SEC by the Company will be available free of charge on its website at: http://www.hmhco.com under the heading “Investor Relations” or by contacting the Company’s Investor Relations Department at 617-351-3309.

The Company and its directors, executive officers and certain other members of the Company’s management may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with its 2015 annual stockholders meeting.

Information about the Company’s directors, executive officers and members of management is contained in the Company’s most recent proxy statement and annual report on Form 10-K. Stockholders may obtain additional information about the directors and executive officers of the Company and their respective direct and indirect interests, by security holdings or otherwise, by reading the definitive proxy statement for the 2015 annual stockholders meeting and other relevant documents, when filed with the SEC.  Each of these documents is, or will be, available as described above.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Statement by Houghton Mifflin Harcourt Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

Dated:  December 11, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Statement by Houghton Mifflin Harcourt Company